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                                  NASH FINCH COMPANY

                              1997 NON-EMPLOYEE DIRECTOR
                                STOCK COMPENSATION PLAN



1.  DESCRIPTION.

    1.1 NAME. The name of the Plan is the "Nash Finch Company 1997 Non-Employee Director Stock Compensation Plan."

    1.2 PURPOSES. The purposes of the Plan are (a) to provide Qualified Directors with 50 percent of their Annual Retainer in the form of either Shares or credits to their Share Accounts, and (b) to provide Qualified Directors with the opportunity to defer receipt of Other Director
Compensation through credits to their Share or Cash Accounts.

    1.3 TYPE. The Plan is maintained primarily for the purpose of providing deferred compensation for Qualified Directors and is intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

    1.4 BACKGROUND. Previously, the Company compensated its Qualified Directors through payment in cash of the Annual Retainer and fees for attending regular or special meetings of the Board or Board committees. In addition, the Company previously adopted Director Fee Deferral Agreements, which provided Qualified Directors with the ability to defer their compensation for service as a Qualified Director into an interest bearing account. Commencing as of the Effective Time, all Qualified Directors (a) will receive 50 percent (33-1/3 percent with respect to the calendar quarters in the 1997 calendar year) of their Annual Retainer in the form of either Shares or credits to their Share Accounts under this Plan, and (b) will become entitled to defer receipt of Other Director Compensation through credits to their Cash or Share Accounts under this Plan. The unfunded deferred compensation plan established pursuant to resolutions of the Board effective as of February 13, 1990 and of the Executive Committee of the Board effective as of December 21, 1990 will be terminated, effective as of the Effective Time.

2.  PARTICIPATION.

    2.1 ELIGIBILITY.

         (a) Each individual who is a Qualified Director at any point during a calendar quarter will receive the portion of the Annual Retainer payable with respect to the quarter in the form of Retainer Shares to the extent provided and in accordance with Section 3.2.

         (b) Each individual who is a Qualified Director on the first day of a calendar year is eligible to make deferral elections pursuant to Section
    3.3 with respect to such calendar year. An individual who becomes a Qualified Director after the first day of the calendar year is eligible to make deferral elections pursuant to Section 3.3 with respect to the remainder of such calendar year. A Participant who receives a distribution, pursuant to Section 4.1(d)(i) or (iii), is not eligible to elect additional deferrals pursuant to Section 3.3 until the one-year anniversary of such distribution.

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    2.2 CEASING TO BE ELIGIBLE.  An individual who ceases to be a Qualified
Director is not eligible to (a) receive Retainer Shares pursuant to Section
3.2 other than such shares relating to the Annual Retainer payable with respect to calendar quarters ending with the calendar quarter during which the individual ceases to be a director or (b) make or receive any further deferral credits pursuant to Section 3.3 after such cessation.

    2.3 CONDITION OF PARTICIPATION. Each Qualified Director, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan, and must furnish to the Administrator such pertinent information, and execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

    2.4 TERMINATION OF PARTICIPATION. A Participant will cease to be such as of the date on which he or she is not then eligible to receive Retainer Shares or make deferrals and his or her entire Account balance has been distributed.

3.  BENEFITS.

    3.1 PARTICIPANT ACCOUNTS. For each Participant, the Administrator will establish and maintain a Cash Account, a Share Account or both to evidence amounts credited with respect to the Participant pursuant to Sections 3.2,
3.3 and 3.4.

    3.2 ISSUANCE OF RETAINER SHARES. As of the first day of the calendar quarter that first follows the Effective Time and as of the first day of each calendar quarter thereafter, each individual who is a Qualified Director at any time during the immediately preceding calendar quarter will, unless a deferral election is properly made pursuant to Section 3.3(a), be entitled to receive (as soon as reasonably practical after such immediately preceding calendar quarter) the Retainer Shares relating to his or her services as a Qualified Director during such immediately preceding calendar quarter.

    3.3 DEFERRAL CREDITS.

         (a) Commencing with respect to services to be performed after the Effective Time, a Qualified Director may elect to defer all (but not less than all) of the Retainer Share Amount relating to his or her services as a Qualified Director during a calendar year. Any such election will automatically apply to the Qualified Director's Retainer Share Amount for the year as adjusted from time to time.

         (b) Commencing with respect to services to be performed after the Effective Time, a Qualified Director may elect to defer all or any portion of his or her Other Director Compensation relating to his or her services as a Qualified Director during a calendar year. Any portion so elected will automatically apply to the Qualified Director's Other Director Compensation for the year as adjusted from time to time.

         (c) Elective deferrals of a Qualified Director's Retainer Share Amount and Other Director Compensation will be made in accordance with the following rules:

              (i) An election made pursuant to this Section 3.3 will not be effective unless it is made on a properly completed election form received by the Administrator by the last day of the calendar year immediately preceding the calendar year to which the election relates or, in the case of an individual who becomes a Qualified Director after

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         the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director. Notwithstanding the foregoing, with respect to an initial deferral election that is made in connection with the adoption of the Plan, such election will be effective if received by the Administrator by April 30, 1997. Any deferral elections under this Section 3.3 will apply only to a Qualified Director's Retainer Share Amount and Other Director Compensation relating to services performed after the effective date of the election.

              (ii) A Qualified Director may revoke a deferral election made pursuant to this Section 3.3 at any time. Any such revocation will be effective with respect to any payment of a Qualified Director's Retainer Share Amount and Other Director Compensation that (A) follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly completed form, and (B) relates to services as a Qualified Director after the date on which the Administrator receives such notice. Upon making a revocation, the Qualified Director will be unable to make further deferrals of his or her Retainer Share Amount and Other Director Compensation until the next calendar year.

              (iii) In conjunction with each deferral election made pursuant to Section 3.3(b), a Qualified Director must elect, in accordance with and subject to Plan Rules, how the deferral is to be allocated (in increments of five percent only) among his or her Cash Account and Share Account. Such an election is irrevocable after the latest date by which the deferral election to which it relates must be received by the Administrator to be effective. All deferrals of a Qualified Director's Retainer Share Amount will automatically be credited to such Qualified Director's Share Account.

              (iv) Deferrals of the Retainer Share Amount pursuant to Section 3.3(a) will be credited to a Qualified Director's Share Account as of the date on which the Retainer Shares would have been issued pursuant to Section 3.2 but for his or her deferral election. Deferrals of Other Director Compensation pursuant to Section 3.3(b) will be credited to a Qualified Director's Cash Account or Share Account, as the case may be, as of the date on which such Other Director Compensation would have been paid but for his or her deferral election. Such credits to the Qualified Director's Cash Account will be in U.S. dollars in an amount equal to the amount of the deferral allocated to the Cash Account by the Qualified Director. Such credits to a Qualified Director's Share Account will be the number of full and fractional Share Units determined by dividing the Retainer Share Amount to be allocated to the Share Account by the Market Price on the date as of which the credit is made.

    3.4 EARNINGS CREDITS.

         (a) CASH ACCOUNT. As of the first day of each calendar quarter, a Participant's Cash Account will be credited with interest, calculated on the basis of the balance in the Participant's Cash Account as of the last day of the immediately preceding calendar quarter, in an amount equal to the "applicable percentage" of the average daily balance of the Account for such immediately preceding calendar quarter. The applicable percentage for a given calendar quarter is the quarterly equivalent of the average of the annual yield set forth for each month during such calendar quarter in the MOODY'S BOND RECORD, published by Moody's Investor's Service, Inc. (or any successor thereto) under the heading of "Moody's Corporate Bond Yield Averages -- Av.

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    Corp." or, if such yield is no longer available, a substantially similar average selected by the Administrator.

         (b)  SHARE ACCOUNT.

              (i) As of the first day of the calendar quarter first following the date on which dividends are paid on Shares, a Participant's Share Account will be credited with that number of full and fractional Share Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Market Price on the date as of which the credit is made.

              (ii) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the Company's corporate structure or Shares, the Administrator will make such adjustment, if any, as the Administrator may deem appropriate in the number and kind of Share Units credited to Share Accounts.

    3.5 VESTING. Each Participant always has a fully vested nonforfeitable interest in his or her Account.

4.  DISTRIBUTION.

    4.1 DISTRIBUTION TO PARTICIPANT.

         (a) FORM. Distribution to a Participant will be made in the form of a lump sum payment unless (i) the Participant elects, on a properly completed form, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years and (ii) other than cessation resulting from Disability, the date on which he or she ceases to be a member of the Board follows by more than one year the date on which a properly completed election form is received by the Administrator. Any election made pursuant to this Section 4.1(a) may be changed from time to time upon the Administrator's receipt of a properly completed form, provided that, other than cessation resulting from Disability, such change will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator more than one year prior to a Participant's cessation of service as a member of the Board. Any election made pursuant to this
    Section 4.1(a) will apply to the entire balance of the Participant's Account attributable to deferral credits with respect to the period through the date on which he or she ceases to be a member of the Board. Any distribution from a Participant's Cash Account will be made in cash only. Any distribution from a Participant's Share Account will be made in full Shares only and cash in lieu of any fractional Share.

         (b) TIME. Distribution to a Participant will be made or commence on or as soon as administratively practicable after the first day of the calendar quarter that follows the date on which the Participant ceases to be a member of the Board.

         (c)  AMOUNT.

              (i)  CASH ACCOUNT.

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                   (A)  LUMP SUM.  The amount of a lump sum payment from a
              Participant's Cash Account will be equal to the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made.

                   (B) INSTALLMENTS. The amount of an installment payment from a Participant's Cash Account will be determined by dividing the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made by the total number of remaining payments (including the current payment).

              (ii) SHARE ACCOUNT.

                   (A) LUMP SUM. A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of full Share Units credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made plus cash in lieu of any fractional Share Units then credited to the Account in an amount based on the Market Price on that date.

                   (B) INSTALLMENTS. Installment distributions from a Participant's Share Account, other than the final distribution, will consist of the number of Shares determined by dividing the number of full Share Units credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made by the total number of remaining payments (including the current payment) and rounding the quotient to the next higher full Share. The amount of the final payment will be determined in accordance with clause
              (A).

         (d) SPECIAL RULES. The provisions of this Section 4.1(d) will apply notwithstanding Section 4.1(a), (b) or (c) or any election by a Participant to the contrary.

              (i) WITHDRAWALS DUE TO UNFORESEEABLE EMERGENCY. A distribution will be made to a Participant from his or her Share or Cash Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, or (b) the balance of the Participant's Account as of the date of the distribution determined in accordance with Section 4.1(c). Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent that such liquidation would not itself cause severe financial hardship) or by cessation of deferrals under Section 3.3. Any distribution pursuant to this Section 4.1(d)(i) will be made in the form of a lump sum payment (in cash from the Cash Account and in Shares from the Share Account) as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency and will be made first from the Participant's Cash Account and then from the Participant's Share Account, with the amount distributed from the

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         Share Account determined based upon the Market Price as of the first day immediately preceding the date on which the distribution is made.

              (ii) SMALL BENEFITS. If the balance of the Cash Account of a Participant who has ceased to be a member of the Board is less than $5,000 as of the first day of a calendar month, such balance will be distributed to the Participant in the form of a lump sum cash payment as soon as administratively practicable thereafter.

              (ii) ACCELERATED DISTRIBUTION. A Participant may, at any time, elect an immediate distribution of his or her Account in an amount equal to 90 percent of the balance of the Account as of the date of the distribution determined in accordance with Section 4.1(c), in which case the remaining balance of the Account will be forfeited.
         The distribution will be made in the form of a lump sum payment as soon as administratively practicable after the Administrator's receipt of a written application on a form furnished by the Administrator.
         Any distribution from a Participant's Cash Account will be made in cash only. Any distribution from a Participant's Share Account will be made in full Shares only and cash in lieu of any fractional Share.

         (e) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

    4.2 DISTRIBUTION TO BENEFICIARY.

         (a) FORM. In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant's Cash Account will be made in cash and any distribution from a Participant's Share Account will be made in full Shares and cash in lieu of any fractional Share.

         (b) TIME. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death.

         (c) AMOUNT. The amount of the payment will be determined in accordance with Section 4.1(c).

         (d) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

         (e)  BENEFICIARY DESIGNATION.

              (i) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime.

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              (ii) If, for all or any portion of his or her Account, a
         Participant fails to designate a Beneficiary, revokes a Beneficiary designation without naming another Beneficiary or designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

              (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

    4.3 LIMITATIONS ON SHARE DISTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, neither the Company nor the Trustee is required to issue or distribute any Shares under this Plan, and a distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company deems necessary or advisable. The Company or the Trustee may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

    4.4 PAYMENT IN EVENT OF INCAPACITY. If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Plan against the Company, the Plan and the Trust to the extent of the payment.

5.  SOURCE OF PAYMENTS; NATURE OF INTEREST.

    5.1 ESTABLISHMENT OF TRUST.

         (a) The Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust with respect to which the Company is treated as grantor for purposes of Code section 677 and must provide that, upon the insolvency of the Company, Trust assets will be used to satisfy claims of the Company's general creditors. The Company will pay all taxes of any and all kinds whatsoever payable in respect of the Trust assets or any transaction with respect to the Trust assets. The Company may from time to time transfer to the Trust cash,

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    marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

         (b) Notwithstanding subsection (a), not later than the effective date of a Change in Control, the Company must transfer to the Trust an amount not less than the amount by which (i) 125 percent of the aggregate balance of all Participants' Accounts as of the last day of the month immediately preceding the effective date of the Change in Control exceeds (ii) the value of the Trust assets attributable to amounts previously contributed by the Company as of the most recent date as of which such value was determined.

    5.2 SOURCE OF PAYMENTS.

         (a) The Company will pay, from its general assets, the benefits pursuant to Section 4 attributable to a Participant's Account, and all costs, charges and expenses relating thereto.

         (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying any benefits attributable to a Participant's Account that are not paid by the Trust.

    5.3 STATUS OF PLAN. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Shares Units credited to a Share Account pursuant to the Plan. To the extent that the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

    5.4 NON-ASSIGNABILITY OF BENEFITS. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

6.  AMENDMENT AND TERMINATION.

    6.1 AMENDMENT.

         (a) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

         (b) An amendment adopted in accordance with Section 6.1(a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined as if such

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    Participant had terminated service as a director immediately prior to the effective date of the amendment.

         (c) Without limiting Section 6.1(a), the Company reserves the right to amend this Plan to change the method of determining the earnings credited to Participants' Accounts pursuant to Section 3.4 and to apply such new method not only with respect to the portion of the Accounts attributable to credits made after the date on which such amendment is adopted but also with respect to the portion of the Accounts attributable to credits made prior to the date on which such amendment is adopted and regardless of whether such new method would result in materially lower earnings credits than the old method.

         (d) The provisions of the Plan in effect at the termination of a Participant's service as a director will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

    6.2 TERMINATION. The Company reserves the right to terminate the Plan at any time. The Plan will terminate as of the date specified by the Company in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan, any benefits to which Participants have become entitled prior to the effective date of the termination will continue to be paid in accordance with the provisions of
Section 4, provided that a majority of the members of the Board who are not then Participants may cause the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment.

7.  DEFINITIONS, CONSTRUCTION AND INTERPRETATION.

    The definitions and rules of construction and interpretation set forth in this Section 7 apply in construing the Plan unless the context otherwise indicates.

    7.1 ACCOUNT. "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

    7.2 ADMINISTRATOR. The "Administrator" of the Plan is the Nominating Committee of the Board or such other committee or the person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

    7.3 ANNUAL RETAINER.   "Annual Retainer" means the regular retainer payable
by the Company to a Qualified Director for a 12-month period of service as a Qualified Director, exclusive of fees specifically paid for attending or chairing regular or special meetings of the Board and Board committees, fees or special retainers paid for membership on standing Board committees or for serving as the chair of the Board or standing Board committees, expense allowances or reimbursements, insurance premiums and any other payments that are determined by reference to factors other than holding office as a Qualified Director.

    7.4 BENEFICIARY. "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(e) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

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    7.5 BOARD.  "Board" means the board of directors of the Company.

    7.6 CASH ACCOUNT. "Cash Account" means an Account to which amounts are credited in U.S. dollars.

    7.7 CHANGE IN CONTROL.  "Change in Control" means any of the following:

         (a) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any person;

         (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;
    any person is or becomes after the Effective Time the beneficial owner
    (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors, or (ii) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

         (d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing
    (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

         (e) the continuity directors cease for any reason to constitute at least a majority of the Company's board of directors; or

         (f) a change in control of the Company of a nature that would be required to be reported pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

         (g)  For purposes of this Section 7.7:

              (i) a "continuity director" means any individual who is a member of the Board as of the Effective Time while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination);

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              (ii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time; and

              (iii) "person" means any individual, corporation, partnership, group, association or other "person," as such term is defined in section 14(d) of the Exchange Act, other than (A) the Company; (B) any corporation at least a majority of whose securities having ordinary voting power for the election of directors is owned, directly or indirectly, by the Company; (C) any other entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of the entity's governing body; or (D) any benefit plan sponsored by the Company, a corporation described in clause (B) or an entity described in clause (C).

    7.8 CODE. "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

    7.9  COMPANY.  "Company" means Nash Finch Company.

    7.10 CROSS REFERENCE. References in the Plan to a particular section refer to that section within the Plan, references within a section of the Plan to a particular subsection refer to that subsection within the same section, and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

    7.11 DISABILITY. "Disability" means the disability of a Qualified Director such as would entitle the Qualified Director to receive income benefits pursuant to the long-term disability plan of the Company then covering the Qualified Director or, if no such plan exists or is applicable to the Qualified Director, the permanent and total disability of the Qualified Director within the meaning of Code section 22(e)(3).

    7.12 EFFECTIVE TIME. "Effective Time" means such time as the Plan is approved by the Company's stockholders.

    7.13 GOVERNING LAW. All questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of laws rules of the State of Minnesota or any other jurisdiction.

    7.14 HEADINGS. The headings of sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

    7.15 MARKET PRICE. "Market Price" means the closing sale price for Shares on a specified date or, if Shares were not then traded, on the most recent prior date when Shares were traded, all as reported on the Nasdaq National Market or such other exchange as the Shares may be traded from time to time.

    7.16 NUMBER AND GENDER. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular, and one gender may be read as the other gender.

    7.17 OTHER DIRECTOR COMPENSATION. "Other Director Compensation" means all amounts payable by the Company to a Qualified Director for his or her services to the Company as a Qualified

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

Director, (a) including, without limitation, fees specifically paid for attending or chairing regular or special meetings of the Board and Board committees, but (b) excluding the Retainer Share Amount, expense allowances or reimbursements and insurance premiums

    7.18 PARTICIPANT. "Participant" is a current or former Qualified Director to whose Account amounts have been credited pursuant to Section 3 and who has not ceased to be a Participant pursuant to Section 2.4.

    7.19 PLAN. "Plan" means the Nash Finch Company 1997 Non-Employee Director Stock Compensation Plan, as from time to time amended or restated.

    7.20 PLAN RULES. "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

    7.21 QUALIFIED DIRECTOR. "Qualified Director" means an individual who is a member of the Board and who is not a current employee of the Company or any of its subsidiaries.

    7.22 RETAINER SHARES. "Retainer Shares" means the number of full and fractional Shares determined by dividing the Retainer Share Amount for a calendar quarter by the Market Price on the first day of the calendar quarter that first follows the calendar quarter for which such Retainer Share Amount has been determined.

    7.23 RETAINER SHARE AMOUNT. "Retainer Share Amount" means, with respect to any calendar quarter, the amount determined by (i) taking an amount equal to 50 percent (33-1/3 percent with respect to the calendar quarters in the 1997 calendar year) of the Annual Retainer payable by the Company to Qualified Directors for such calendar quarter and (ii) multiplying such amount by a fraction, the numerator of which is the number of days during such calendar quarter (or the number of days after the Effective Time with respect to the calendar quarter in which the Effective Time occurs) that the individual served as a Qualified Director and the denominator of which is the total number of days in such calendar quarter.

    7.24 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

    7.25 SHARE ACCOUNT. "Share Account" means an Account to which amounts are credited in Share Units.

    7.26 SHARE UNITS. "Share Units" means a unit credited to a Participant's Share Account pursuant to the Plan, each of which represents the equivalent of one Share.

    7.27 SHARES. "Shares" means shares of common stock of the Company, $1.66-2/3 par value, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.3(b)(ii).

    7.28 TRUST. "Trust" means any trust or trusts established by the Company pursuant to Section 5.1.

    7.29 TRUSTEE. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

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    7.30 UNFORESEEABLE EMERGENCY.  "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

8.  ADMINISTRATION.

    8.1 ADMINISTRATOR. The general administration of the Plan and the duty to carry out its provisions will be vested in the Nominating Committee of the Board or such other Board committee as may be subsequently designated as Administrator by the Board. Such committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

    8.2 PLAN RULES AND REGULATIONS. The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

    8.3 ADMINISTRATOR'S DISCRETION. The Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

    8.4 SPECIALIST'S ASSISTANCE. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Company.

    8.5 INDEMNIFICATION. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company and any subsidiary or affiliate of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

9. MISCELLANEOUS.

    9.1 WITHHOLDING AND OFFSETS. The Company and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all tax as the Company or Trustee deems necessary, and the Company and the Trustee may offset against amounts payable to a Participant or Beneficiary under the Plan any amounts then owing to the Company by such Participant or Beneficiary. The Company or the Trustee, as the case may be, in its sole discretion, may permit Participants to elect whether to satisfy their obligations under this Section 9.1 by having such

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

amounts withheld from any compensation, deferral and/or benefit payment pursuant to the Plan or by remitting such amounts to the Company or the Trustee, or by a combination of such methods.

    9.2 OTHER BENEFITS. Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

    9.3 NO WARRANTIES REGARDING TAX TREATMENT. The Company makes no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan, and each Participant will hold the Administrator and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

    9.4 NO RIGHTS TO CONTINUED SERVICE CREATED. Neither the establishment of or participation in the Plan gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Plan.

    9.5 SUCCESSORS. Except as otherwise expressly provided in the Plan, all obligations of the Company under the Plan are binding on any successor to the Company whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.





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